UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2007

DUKE ENERGY CORPORATION

 (Exact Name of Registrant as Specified in its Charter)

Delaware	001-32853	20-2777218
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

526 South Church Street, Charlotte, North Carolina  28202-1904

(Address of Principal Executive Offices, including Zip code)

(704) 594-6200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Item 1.02. Termination of a Material Agreement.

On October 31, 2007, Duke Energy Corporation (the  “Company”) entered into an amended and restated Duke Energy Corporation Executives’ Savings Plan (the “ESP”) and Duke Energy Corporation Directors’ Savings Plan (the “DSP”).  The ESP is a nonqualified deferred compensation plan that permits selected executives to defer base pay, short-term incentives awards and certain long-term incentive awards on a tax-favored basis, and receive company matching contributions to the extent such contributions could not be made under the Company's tax qualified 401(k) plan due to Internal Revenue Code limits. The DSP is a nonqualified deferred compensation plan that permits non-employee members of the Company's board of directors to defer retainers (cash and stock) and meeting fees on a tax-favored basis. In connection with the entry into the ESP and DSP, the Company also merged the legacy Cinergy Corp. nonqualified deferred compensation plans for executives and non-employee directors into the ESP and DSP, respectively, and amended the plans to reflect the restrictions on nonqualified deferred compensation plans that are contained in Section 409A of the Internal Revenue Code.  The ESP and DSP are attached hereto as Exhibits 10.1 and 10.2 and incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 25, 2007, Daniel R. DiMicco and Philip R. Sharp were appointed to the Board of Directors of Duke Energy Corporation to fill two new director positions.  Their directorships will expire, along with the Company’s other directors’ terms, at the next annual meeting of shareholders.  There is no arrangement or understanding between Messrs. DiMicco or Sharp and any other persons or entities pursuant to which Messrs. DiMicco or Sharp was appointed as a director.  As non-employee directors of the Company, Messrs. DiMicco and Sharp will receive a pro-rated payment of the cash and stock annual retainer, will receive meeting fees in accordance with the Company’s Director Compensation Program, as set forth in the Company’s proxy statement filed April 4, 2007, and will be eligible to participate in the DSP.

Messrs. DiMicco and Sharp are subject to the Company’s Stock Ownership Guidelines, which require outside directors to own at least 4,000 shares of Company common stock (or common stock equivalents).  Messrs. DiMicco and Sharp have until 2012 to meet the target level.

The Company issued a press release announcing the appointment of Messrs. DiMicco and Sharp to the Board of Directors on October 25, 2007.  A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

	10.1	Duke Energy Corporation Executives’ Savings Plan, as amended and restated, effective January 1, 2008
	10.2	Duke Energy Corporation Directors’ Savings Plan, as amended and restated, effective January 1, 2008
	99.1	Press Release issued by Duke Energy Corporation on October 25, 2007

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE ENERGY CORPORATION

Date: October 31, 2007	By:	/s/ Marc E. Manly
	Name:	Marc E. Manly
	Title:	Group Executive and Chief Legal Officer

EXHIBIT INDEX

Exhibit	Description

10.1	Duke Energy Corporation Executives’ Savings Plan, as amended and restated, effective January 1, 2008
10.2	Duke Energy Corporation Directors’ Savings Plan, as amended and restated, effective January 1, 2008
99.1	Press Release issued by Duke Energy Corporation on October 25, 2007